Exhibit 10.6
Supplemental Memorandum for the Contract for Sale of Crude Oil
from Daan, Moliqing and Miaosan of Jilin Province
This Supplemental Memorandum is entered into by and among PetroChina Company Limited (hereinafter referred to as “PetroChina”), China National Petroleum Sales Corporation (formerly known as China National Petroleum Sales Corporation ), Microbes, Inc. and MI Energy Corporation in Beijing, the People’s Republic of China, and becomes effective, both on 5 March 2004.
WHEREAS, China National Petroleum Corporation, Global Oil Corporation of Australia, Microbes, Inc and MI Energy Corporation signed an amending agreement to the Petroleum Contract for Development and Production of the Daan Oil Field of Jilin Province of the People’s Republic of China, amending agreement to the Petroleum Contract for Development and Production of the Moliqing Oil Field of Jilin Province of the People’s Republic of China, and amending agreement to the Petroleum Contract for Development and Production of the Miaosan Oil Field of Jilin Province of the People’s Republic of China on 20 December 2001, the four parties unanimously agreed that Microbes, Inc. transferred all of its interests, rights and obligations under the three Petroleum Contracts mentioned above to MI Energy Corporation;
WHEREAS, the PRC Ministry of Foreign Trade and Economic Cooperation gave its reply in respect of the above three amending agreements on 21 May 2002, approving the transfer by Microbes, Inc. of all of its interests, rights and obligations under the contracts mentioned above to MI Energy Corporation;
WHEREAS, the State Administration for Industry and Commerce approved the cancellation of Microbes, Inc. on 14 November 2003 and issued a business licence of MI Energy Corporation on 17 November 2003;
WHEREAS, the party representing the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province was changed from China National Petroleum Sales Corporation to PetroChina due to the change of the internal management system of PetroChina, which will implement the Contract for Sale of Crude Oil;
WHEREAS, the above changes should be reflected in the relevant agreement for sale of crude oil so that MI Energy Corporation can receive any income relating to the sale of crude oil obtained by it under the Petroleum Contracts and the formalities in relation to foreign exchange can be dealt with.
NOW, THEREFORE, China National Petroleum Sales Corporation, PetroChina, Microbes, Inc. and MI Energy Corporation agree to make amendments to the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province, and have reached a unanimous agreement in respect of the following:
1.	MI Energy Corporation will assume all of the rights, interests, liabilities and obligations of Microbes, Inc. as seller under the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province from the date on which this Supplemental Memorandum is signed. Any reference to Microbes, Inc. in the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province shall be construed as MI Energy Corporation.

2.	PetroChina will accept and assume all of the liabilities, rights and obligations of China National Petroleum Sales Corporation as purchaser under the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province. Any reference to China National Petroleum Sales Corporation in the Contract for Sale of Crude Oil from Daan, Moliqing and Miaosan of Jilin Province as purchaser thereto shall be construed as PetroChina.

3.	The address of MI Energy Corporation, a party to the contract, is as follows:
Room 402, Tower C, Grand Place, No. 5 Huizhong Road, Chaoyang District, Beijing
Postal Code: 100101
Contact Person: Chen Huasong
Tel: 010-84982298
Fax: 010-84982290

4.	This Supplemental Memorandum is executed in eight original copies and the four parties shall each keep two copies. All of them shall have the same legal effect.

PetroChina Company Limited	China National Petroleum Sales Corporation

[Signed]	[Signed]

Microbes, Inc.	MI Energy Corporation
[Signed]	[Signed]